UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2021

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio		44316-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Goodyear Tire & Rubber Company’s Annual Meeting of Shareholders was held on April 12, 2021 (the “Annual Meeting”). At the Annual Meeting, 198,927,039 shares of common stock, without par value, or approximately 85% of the 233,299,929 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.

Set forth below are the matters acted upon by Goodyear shareholders at the Annual Meeting, and the final voting results on each matter.

1.     Election of Directors. Thirteen persons were nominated by the Board of Directors for election as directors of Goodyear, each to hold office for a one-year term expiring at the 2022 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each nominee was elected. There were 27,814,344 broker non-votes with respect to each nominee. The votes cast for or against, as well as abstentions with respect to, each nominee were as follows:

Name of Director	Shares of Common Stock Voted For	Shares of Common Stock Voted Against	Abstentions
James A. Firestone	161,815,808 (94.6%)	8,759,653 (5.1%)	537,234 (0.3%)
Werner Geissler	141,625,172 (82.8%)	28,566,401 (16.7%)	921,122 (0.5%)
Peter S. Hellman	167,910,918 (98.1%)	2,576,545 (1.5%)	625,232 (0.4%)
Laurette T. Koellner	127,173,405 (74.3%)	43,328,822 (25.3%)	610,468 (0.4%)
Richard J. Kramer	158,562,445 (92.7%)	11,447,558 (6.7%)	1,102,692 (0.6%)
Karla R. Lewis	168,653,482 (98.6%)	1,755,377 (1.0%)	703,836 (0.4%)
W. Alan McCollough	137,470,232 (80.3%)	33,005,822 (19.3%)	636,641 (0.4%)
John E. McGlade	167,052,198 (97.6%)	3,436,637 (2.0%)	623,860 (0.4%)
Roderick A. Palmore	163,309,818 (95.4%)	7,169,122 (4.2%)	633,755 (0.4%)
Hera K. Siu	167,876,019 (98.1%)	2,518,766 (1.5%)	717,910 (0.4%)
Stephanie A. Streeter	138,603,976 (81.0%)	31,897,488 (18.6%)	611,231 (0.4%)
Michael R. Wessel	167,744,064 (98.0%)	2,743,435 (1.6%)	625,196 (0.4%)
Thomas L. Williams	167,172,298 (97.7%)	3,314,161 (1.9%)	626,236 (0.4%)

2.     Advisory vote regarding the compensation of named executive officers. An advisory resolution that the shareholders approve the compensation of Goodyear’s named executive officers was submitted to, and voted upon by, the shareholders. There were 112,684,553 shares of common stock voted in favor of, and 51,214,202 shares of common stock voted against, said resolution. The holders of 7,213,940 shares of common stock abstained and there were 27,814,344 broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority (69%) of the votes cast “for” and “against” the matter at the Annual Meeting, was adopted.

3.     Ratification of appointment of independent registered public accounting firm. A resolution that the shareholders ratify the action of the Audit Committee in selecting and appointing PricewaterhouseCoopers LLP as the independent registered public accounting firm for Goodyear for the year ending December 31, 2021 was submitted to, and voted upon by, the shareholders. There were 193,212,775 shares of common stock voted in favor of, and 5,395,367 shares of common stock voted against, said resolution. The holders of 318,897 shares of common stock abstained and there were no broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority (83%) of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

4.     Shareholder proposal. A resolution requesting the lowering of the threshold required to call a special shareholder meeting was submitted to, and voted upon by, the shareholders. There were 66,334,066 shares of common stock voted in favor of, and 103,825,635 shares of common stock voted against, said resolution. The holders of 952,994 shares of common stock abstained and there were 27,814,344 broker non-votes. The resolution, having failed to receive the affirmative vote of the holders of at least a majority (28%) of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was not adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: April 16, 2021	By	/s/ Daniel T. Young
Daniel T. Young
Secretary